SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 27, 2006
Date of Report

February 27, 2006
(Date of earliest event reported)

BAS CONSULTING, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50212	81-0592184
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

31 Dingjiang Road
Jianggan District
Hangzhou, 310016
China
(Address of principal executive offices, including zip code)

86-0571-85802712
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 27, 2006, Mr. Jiajun Qiu resigned from the position of Chief Executive Officer of the Company and Mr. Biao Jin was appointed to fill the position of Chief Executive Officer which he will serve along with his current duties as Chairman of the Board of Directors. Mr. Jiajun Qui will remain as a member of the Board of Directors of the Company.

Following is a biography of Mr. Biao Jin.

Biao Jin, Chairman of the board. Mr. Jin obtained his college diploma degree from Pharmaceutical University of China in 1985.  Mr. Jin is well known in the Chinese pharmaceutical field, with more than 40 years of industry experience. He served in senior management and as chairman of a listed pharmaceutical company of China for over ten years. Mr. Jin has been granted with special allowance from the Central Government for his expertise and experience.

 SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAS Consulting, Inc.

DATE: February 27, 2006

By: /s/ Biao Jin
Biao Jin
Chairman of the Board and Chief Executive Officer